                                                                   EXHIBIT 10.20

                                 AMENDMENT NO. 2
                                     TO THE
                                NOBLE CORPORATION
                            EQUITY COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

         WHEREAS, Noble Corporation, a Cayman Islands exempted company limited by shares (the "Company"), has previously adopted the Noble Corporation Equity Compensation Plan for Non-Employee Directors (the "Plan");

         WHEREAS, the Board of Directors of the Company (the "Board") has determined that certain amendments to the Plan are appropriate and in the best interests of the Company and its members; and

         WHEREAS, pursuant to the provisions of Section 6 of the Plan and the rules of the New York Stock Exchange (which are applicable to the Company), the Board of Directors has determined to submit such amendments to members for their approval;

         NOW THEREFORE, the Company does hereby amend the Plan, subject to member approval, as follows:

         1. The first sentence of Section 4(a) of the Plan is amended by deleting "Seventy-five thousand (75,000)" in such section and replacing it with "One hundred twenty-five thousand (125,000)".

         2. Section 5(a) of the Plan is deleted in its entirety and the following is substituted in its place:

                  "Quarterly Amounts; Required Share Amount. Subject to the provisions of the Plan, each Outside Director shall be paid an annual retainer for serving as a director of the Company (the "Annual Retainer"). The amount of the Annual Retainer to be paid to each Outside Director for each Plan Year shall be $50,000. Of this amount,
         (i) $40,000 shall be the cash component of the Annual Retainer, payable in cash in quarterly installments of $10,000 each at the end of each Plan Quarter of the Plan Year (each such quarterly installment being herein referred to as a "Quarterly Amount"), and (ii) $10,000 shall be the equity component of the Annual Retainer, payable in Ordinary Shares in one installment at the end of the Plan Year (the "Required Share Amount"). An Outside Director who serves in such capacity for less than an entire Plan Quarter shall have his Quarterly Amount for such Plan Quarter pro-rated based on his number of days of service as an Outside Director during such Plan Quarter. An Outside Director who serves in such capacity for less than an entire Plan Year shall have his Required Share Amount for such Plan Year pro-rated based on his number of days of service as an Outside Director during such Plan Year."

         3. This Amendment No. 2 shall amend only those provisions of the Plan set forth herein, and those Sections, paragraphs and sentences not expressly amended hereby shall remain in full force and effect.

         4. This Amendment No. 2 shall become effective as of August 1, 2004, subject to and upon the receipt of member approval by the affirmative votes of the holders of a majority of the Ordinary Shares present, or represented, and entitled to vote at a meeting of members duly held in accordance with the applicable laws of the Cayman Islands.

         IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 2 as of February 4, 2005.

                                   NOBLE CORPORATION


                                   By: /s/ JAMES C. DAY
                                       ------------------------------------
                                       James C. Day
                                       Chairman of the Board and
                                       Chief Executive Officer